UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2021

Adicet Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38359	81-3305277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clarendon Street, Floor 6 Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 503-9095

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ACET	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

As previously disclosed, on September 15, 2020, resTORbio, Inc. (the predecessor of Adicet Bio, Inc., referred to herein as “resTORbio” or the “Company”) entered into a Contingent Value Rights Agreement (the “Rights Agreement”) with Computershare, Inc. and its wholly owned subsidiary, Computershare Trust Company, N.A. (jointly referred to herein as “Computershare”). The CVR Agreement entitled certain holders of resTORbio common stock to receive substantially all of the net proceeds from the commercialization, if any, received from a third party commercial partner of RTB101, a small molecule product candidate, previously developed by resTORbio, for a COVID-19 related indication.

Pursuant to Section 4.2(c) of the Rights Agreement, on October 27, 2021, the Company delivered written notice to Computershare to terminate its obligations under the Rights Agreement, effective as of October 27, 2021. The Company is not subject to any termination penalties related to the termination of the Rights Agreement.

A copy of the Rights Agreement was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on September 16, 2020. The description of the Rights Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the copy of the Rights Agreement filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on September 16, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADICET BIO, INC.

Date: October 29, 2021	By:	/s/ Nick Harvey
	Name:	Nick Harvey
	Title:	Chief Financial Officer